Exhibit 10.18

AMENDMENT NO. 1 TO

PART-TIME EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”), effective as of December 21, 2004 (the “Effective Date”), modifies and amends that certain Part-Time Employment Agreement, dated as of December 31, 2003, by and between Melvin D. Booth (the “Employee”) and MedImmune, Inc. (“MedImmune”).

Recitals

A.                                    MedImmune and the Employee desire to amend the Agreement in order to extend the term of the Agreement.

The parties mutually agree to amend the Agreement as follows:

Agreement

1.                                      Extension of Term.  The term of the Agreement (as described in Section 2 of the Agreement) is hereby extended for a six-month period such that, subject to the provisions for early termination described in the Agreement, the employment of the Employee will end on June 30, 2005.

2.                                      No Other Effect on Agreement.  Except as set forth in Section 1 of this Amendment, in all other respects the Agreement remains in full force and effect.  The Agreement (as amended by this Amendment) sets forth the entire agreement and understanding between the parties as to the applicable subject matter and supersedes any other prior agreements and understandings in this respect.

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The parties have duly executed this Amendment effective as of the Effective Date.

EMPLOYEE:	COMPANY:

MEDIMMUNE, INC.

/s/ Melvin D. Booth	By:	/s/ David M. Mott
Melvin D. Booth		David M. Mott
Chief Executive Officer and President